FONIX CONTACT:
Fonix Corporation
Victoria Stirling
(801) 553-6600
mediarel@fonix.com


                 Fonix Reports on Special Shareholders' Meeting

              Reverse Split Approved by 90% of Voting Shareholders





SALT LAKE CITY, UT--March 24, 2003--Fonix Corporation (OTC BB: FONX), a leading provider of speech interface solutions, held a special shareholders' meeting today at the company's Draper, Utah, corporate office. More than 72% of the company's shares were represented in person or by proxy.

By nearly 90% of shares voted at the meeting, shareholders approved a 40-to-1 reverse split of its common stock. Shareholders also approved the appointment of Hansen, Barnett & Maxwell as Fonix's independent public accountants for the fiscal year ending December 31, 2002.


Fonix will announce the effective date and details of the reverse split in a subsequent press release.

About Fonix Corporation
Fonix Corporation (OTC Bulletin Board: FONX) is a leading provider of natural-users speech interface solutions for wireless and mobile devices, telephony systems, and vehicle telematics. Leading chip manufacturers, independent software and hardware vendors, and service providers incorporate Fonix speech solutions to provide their customers with an easier and more convenient user experience. For additional information, visit www.fonix.com, or contact a Fonix representative at (801) 553-6600.

Investor Contact, Michelle Aamodt, (801) 553-6600, invrel@fonix.com. Media Contact, Victoria Stirling, (801) 553-6600, mediarel@fonix.com.

Note: The statements released by Fonix Corporation that are not purely historical are forward-looking within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, include statements regarding the Company's expectations, hopes, intentions, and strategies for the future. Investors are cautioned that forward-looking statements involve risk and uncertainties that may affect the Company's business prospects and performance. It is important to note that the Company's actual results could differ materially from those in such forward-looking statements. Risk factors include general economic, competitive, governmental, and technological factors as discussed in the Company's filings with the SEC on Forms 10-K, 10-Q and 8-K. The Company does not undertake any responsibility to update the forward-looking statements contained in this release.

Fonix and DECtalk are registered trademarks, and iSpeak is a trademark, of Fonix Corporation. All other trademarks or registered trademarks are the property of their respective owners.


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